Exhibit 16.1

Holtz Rubenstein Reminick LLP
Certified Public Accountants, Business Advisors
1430 Broadway - 17th Floor
New York, NY 10018
Phone: (212) 697-6900

June 13, 2007

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Reidco Acquisition I Inc.

Ladies and Gentlemen:

We have read the statements made by Reidco Acquisition I Inc. in Item 5(a) of the accompanying Form 10-QSB (Commission file number 0-52373), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Certified Public Accountants, Business Consultants